UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2010
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Andatee China Marine Fuel Services Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-34608	80-0445030
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Unit C, No. 68 West Binhai Road, Xigang District Dalian
People’s Republic of China
(Address of Principal Executive Office) (Zip Code)

011 (86411) 8360 4683
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)          On September 13, 2010, the Board of Directors (the “Board”) of Andatee China Marine Fuel Services Corporation (the “Company”), appointed Yudong Hou to serve on the Board as well as on the Audit, Compensation and the Nominating & Governance Committees of the Board.  Yudong Hou was appointed to the vacancy on the Board and its standing committees following Yu Bing’s departure from the Board. In addition, the Board designated Mr. Wen Jiang to as the Audit Committee financial expert in compliance with the Nasdaq continued listing requirements and the federal securities laws.  The Board determined that Yudong Hou is an “independent” director as such term is defined under the Nasdaq Marketplace Rules and the federal securities laws.  Following these appointments, the Board and the Audit Committee of the Company are in full compliance with the Board and Audit Committee member independence and composition requirements under the applicable federal securities laws and the Nasdaq continued listing requirements.

Yudong Hou brings to the Company, its Board and standing committees thereof his expertise and substantial experience in the areas of investment banking, venture capital and capital finance. From July 2007 to present, Mr. Hou has been Managing Director of Eastern Link Capital, an investment firm that seeks late stage and middle market investment opportunities in China.  Prior to that, from May 2005 to July 2007, he served as Executive Vice President of GF Securities, Inc. in Beijing, China, where he, among other things, managed and supervised the firm’s investment banking, mergers & acquisitions and underwriting activities. From February 2003 to April 2005, he served as Executive Vice President of GF Northern Securities, Inc. in Dalian, China, where he managed 18 branch offices throughout China with over 300 employees and approximately RMB 10 billion in assets. From April 2002 to January 2003, Mr. Hou served as Executive Vice President at the investment management group of GF Securities, Inc., in Guangzhou, China, where he, among other things, directed portfolio managers, research analysts and sales professionals in managing institutions and high net worthy clients’ assets. From November 2001 to March 2002, Mr. Hou was employed at Edward Jones in Newton, MA, as an investment representative, where he trained management of retail office, participation of Edward Jones’ investment banking underwriting business, sales of securities and compliance with regulators.  From June 1999 to October 2001, Mr. Hou was a financial advisor with Waddell & Reed Financial in Worcester, MA. Prior to that, from March 1994 to August 1997, he served as Vice President  and Chief Financial Officer of IDG Technology Venture Investment Company, an asset management company in Beijing, China.  Mr. Hou holds a Bachelor’s degree in Accounting from Economic Management School, North China University of Technology, Beijing, China (1992) and a Master’s degree in Finance from Sawyer School of Management Suffolk University (1999). He also holds FINRA Series 6, 7 and 63 securities licenses.

There is no arrangement or understanding between Yudong Hou and any other persons pursuant to which he was appointed as discussed above. Nor are there any family relationships between Yudong Hou and any executive officers and directors. Further, there are no transactions involving the Company and such persons which transaction would be reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Following the foregoing appointments, the Board again consists of 5 members: An Fengbin, Wen Tong, Wen Jiang, Yudong Hou and Francis Leong, a majority of whom (Wen Jiang, Francis N.S. Leong and Yudong Hou) are “independent”.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cytomedix, Inc.

By:	/s/ Wen Tong
Wen Tong, Chief Financial Officer

Date:    September 15, 2010